UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2018

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Note: For the sake of continuity,

Item 7.01 appears after Item 8.01 in this report.

ITEM 8.01.	Other Events.

FHN’s Sale of Visa Class B Shares

On September 5, 2018, FHN agreed to sell its holdings of Visa Class B shares (see “Background: FHN’s Visa Stock Holdings at June 30, 2018”). FHN has entered into deriviative transactions associated with this sale similar to those of two previous sales mentioned below so that, among other things, adjustments to the Class-B-to-A conversion ratio will require FHN to make, or allow FHN to receive, cash payments.

Background: FHN’s Visa Stock Holdings at June 30, 2018

First Horizon National Corporation (“FHN”) is a member of the Visa USA network. In October 2007, the Visa organization of affiliated entities completed a series of global restructuring transactions to combine its affiliated operating companies, including Visa USA, under a single holding company, Visa Inc. (“Visa”). Upon completion of the reorganization, the members of the Visa USA network remained contingently liable for certain Visa litigation matters (the “Covered Litigation”). Based on its proportionate membership share of Visa USA, FHN recognized a contingent liability in fourth quarter 2007 related to this contingent obligation. In March 2008, Visa completed its initial public offering (“IPO”) and funded an escrow account from its IPO proceeds to be used to make payments related to the Visa litigation matters. FHN received approximately 2.4 million Class B shares in conjunction with Visa’s IPO.

Conversion of these shares into Class A shares of Visa is prohibited until the final resolution of the covered litigation. In conjunction with previous sales of portions of its Visa Class B shares in December 2010 and September 2011, FHN and the purchasers entered into derivative transactions whereby FHN will make, or receive, cash payments whenever the conversion ratio of the Visa Class B shares into Visa Class A shares is adjusted down or up, respectively. The conversion ratio is adjusted down if Visa deposits funds into, and is adjusted up if Visa withdraws funds from, the escrow account related to Covered Litigation. As of June 30, 2018 and December 31, 2017, FHN’s derivative liabilities were $9.4 million and $5.6 million, respectively.

In July 2012, Visa and MasterCard announced a joint settlement (the “Settlement”) related to the Payment Card Interchange matter, one of the Covered Litigation matters. Based on the amount of the Settlement attributable to Visa and an assessment of FHN’s contingent liability accrued for Visa litigation matters, the Settlement did not have a material impact on FHN. The Settlement was vacated upon appeal in June 2016 and the Supreme Court declined to hear the case in March 2017. Accordingly, the outcome of this matter remains uncertain. Additionally, other Covered Litigation matters are also pending judicial resolution. So long as any Covered Litigation matter remains pending, FHN’s ability to transfer its Visa holdings is restricted, with limited exceptions.

At June 30, 2018, FHN held approximately 1.0 million Visa Class B shares. FHN’s Visa shares were not considered to have a readily determinable fair value (“RDFV”) and were included in FHN’s Consolidated Condensed Statements of Condition as of June 30, 2018 at their historical cost of $0 under the accounting election available to equity investments that lack an RDFV. The conversion ratio at that time was 163 percent reflecting a Visa stock split in March 2015, and the contingent liability was $.8 million. Future funding of the escrow would dilute this conversion ratio by an amount that is not determinable at present.

ITEM 7.01.	Regulation FD Disclosure.

ESTIMATED IMPACTS ON SELECTED FINANCIAL MEASURES

FHN estimates that the sale of its Visa Class B shares will have approximately the following selected financial impacts to the fiscal quarter ending September 30, 2018:

Selected Financial Measure	Est’d 3rd Qtr Impact

Pretax gain from sale	$ 240 million
Less: Derivative liability increase	27 million
Net pretax gain from sale	$ 213 million
After-tax net income increase	$ 160 million
Diluted earnings per share increase	$ 0.49
Common equity tier 1 capital (CET1) ratio increase	0.47%
Total equity to total assets ratio increase	0.39%
Tangible common equity to tangible assets ratio (TCE/TA) increase*	0.41%
Book value per common share increase	$ 0.49
Tangible book value (TBV) per common share increase*	$ 0.49

*	These are non-GAAP financial measures; see “Non-GAAP to GAAP Reconciliation” below.

These estimates are based upon FHN’s analysis of the terms of the sale along with several factors that are unrelated, or only partly related, to the sale. Those factors include the following measures for the quarter ending September 30, 2018: average number of common shares outstanding; average total assets; average total equity; average intangible assets; and applicable tax rates.

NON-GAAP TO GAAP RECONCILIATION

Certain measures are included in this report that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. The regulatory measure used in this report is the change in the “CET1” ratio, which is the ratio of common equity tier 1 capital (generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions) to risk-weighted assets (a regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments).

The non-GAAP measures presented in this report are changes in the ratio of tangible common equity (“TCE”) to tangible assets (“TA”), and in tangible book value (“TBV”) per common share. TCE generally is defined as total equity (E) less noncontrolling interest and less preferred stock. TA generally is defined as total assets (A) less intangible assets. Book value per common share generally is defined as E divided by average common shares outstanding during the period. TBV per common share generally is defined as TCE divided by average common shares outstanding during the period. A reconciliation of the estimated changes in those measures for the third quarter of 2018 resulting from the sale appears in the following table:

TCE/TA Ratio Increase (non-GAAP)	Est’d % Impact
Total equity (E) change from sale (GAAP)	+ 3.48%
Total assets (A) change from sale (GAAP)*	none
E/A ratio change from sale (GAAP)	+ 0.39%
Noncontrolling interest change from sale	none
Preferred stock change from sale	none
Tangible common equity (TCE) change from sale (non-GAAP)	+ 6.07%
Intangible assets change from sale	none
Tangible assets (TA) change from sale (non-GAAP)*	none
TCE/TA ratio change from sale (non-GAAP)	+ 0.41%
TBV per Common Share Increase (non-GAAP)	Est’d $ Impact
Total equity (E) change from sale (GAAP) (millions of dollars)	+ $ 160
Average common shares outstanding change from sale (GAAP)	none
Book value per common share change from sale (GAAP)	+ $ 0.49
Tangible common equity (TCE) change from sale (non-GAAP) (millions of dollars)	+ $ 160
Tangible book value per common share change from sale (non-GAAP)	+ $ 0.49
* FHN expects no net impact to total or tangible assets; FHN plans to reduce short term borrowings with cash proceeds.

FORWARD-LOOKING STATEMENTS

This Report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of FHN, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for FHN’s product offerings; the actions of the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), the Office of the Comptroller of the Currency (OCC), the Board of Governors of the Federal Reserve System (Federal Reserve), the Federal Deposit Insurance Corporation (FDIC), the Financial Industry Regulatory Authority (FINRA), the

U.S. Department of the Treasury (Treasury), the Municipal Securities Rulemaking Board (MSRB), the Consumer Financial Protection Bureau (CFPB), the Financial Stability Oversight Council (Council), the Public Company Accounting Oversight Board (PCAOB), and other regulators and agencies; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; current or future Executive orders; changes in laws and regulations applicable to FHN; and FHN’s success in executing its business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of FHN.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in FHN’s Annual Report on Form 10-K for the year ended December 31, 2017, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of FHN’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents FHN files with the SEC.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: September 10, 2018	By:	/s/ William C. Losch III
William C. Losch III
Executive Vice President and Chief Financial Officer